December 26, 2024 Nick Daddario VIA EMAIL/DOCUSIGN Dear Nick: We are pleased to offer you the full-time position of Chief Accounting Officer at Dutch Bros Inc. and its direct and indirect subsidiaries (the “Company”) pursuant to the terms of this letter agreement (this “Agreement”). 1. Position; Duties. You will serve as Chief Accounting Officer, reporting to the Company’s Chief Financial Officer. Your work location will be the Company’s Headquarters office located in Scottsdale, Arizona. You will have such duties and responsibilities as may be reasonably assigned by the Company from time to time consistent with your position, including acting as the Company’s principal accounting officer. Appointment as the principal accounting officer will occur no sooner than the filing of the Company’s 2024 annual report on Form 10-K. You agree to devote your best efforts and full business time, skill and attention to the performance of your duties. You are also required to adhere to the general employment policies and practices of the Company that may be in effect from time to time, except that when the terms of this Agreement conflict with the Company’s general employment policies or practices, this Agreement will control. The Company may change your position, duties, work location, compensation, and benefits from time to time, in its discretion. Your employment is scheduled to begin on January 27, 2025 (the “Start Date”). 2. Compensation. a. Salary. Your annual base salary will initially be $350,000, less applicable deductions and withholdings, payable in accordance with the Company’s payroll practices, as may be in effect from time to time. b. Annual Bonus. You will be eligible to earn an annual bonus (“Annual Bonus”), which will initially be at a target of 45% of your annual base salary, less applicable deductions and withholdings, payable in accordance with the Company’s payroll practices, as may be in effect from time to time. Your Annual Bonus will be awarded based on metrics to be determined by the Company. You will first be eligible to earn an Annual Bonus in 2025. c. Annual Equity Award. You will be eligible to earn an annual award under the Company’s 2021 Equity Incentive Plan (the “Equity Plan”), initially with an approximate value of $300,000 (“LTIP Award”). Your initial LTIP Award will be granted on the first of our standard annual grant dates following the Start Date (for example, on or about (i) February 20, 2025 if the Start Date is on or before January 31, 2025, or (ii) May 20, 2025 if the Start Date is on or after February 1, 2025). The LTIP Award is awarded at the discretion of the Board, and will vest on the conditions and schedule set by the Board. Each LTIP Award is subject to Board approval and will be subject to the terms and conditions of the Equity Plan and all related agreements. Exhibit 10.1

d. One-Time Equity Award. You will be eligible to receive a one-time award of restricted stock units (“RSUs”) under the Equity Plan with an approximate value of $150,000 (the “One-Time Award”). The One-Time Award will be granted on the first of our standard annual grant dates following the Start Date (for example, on or about (i) February 20, 2025 if the Start Date is on or before January 31, 2025, or (ii) May 20, 2025 if the Start Date is on or after February 1, 2025). The One-Time Award is awarded at the discretion of the Board, and will vest on the conditions and schedule set by the Board. The One-Time Award is subject to Board approval and will be subject to the terms and conditions of the Equity Plan and all related agreements. e. Benefits. You will be eligible to participate in the Company’s standard benefit programs, subject to the terms and conditions of such plans. The Company may, from time to time, change these benefits in its discretion. 3. At Will Employment. Your employment with the Company will be “at-will.” This means that either you or Company may terminate your employment at any time, with or without Cause (as defined in the Equity Plan), and with or without advance notice. On your first day of employment, you will be provided with additional information about Company objectives, policies, and general employment conditions. 4. Contingencies. Your employment with the Company is contingent upon (i) satisfactory results of reference and background checks, as well as verification of your legal authorization to be employed in the United States, (ii) acceptance and execution of all Company policies and agreements, which you will receive during onboarding. 5. Arbitration. To ensure the timely and economical resolution of disputes that may arise between you and the Company, both you and the Company mutually agree that pursuant to the Federal Arbitration Act, 9 U.S.C. §1-16, and to the fullest extent permitted by applicable law, you will submit solely to final, binding and confidential arbitration any and all disputes, claims, or causes of action arising from or relating to: the negotiation, execution, interpretation, performance, breach or enforcement of this Agreement; or your employment with the Company (including but not limited to all statutory claims); or the termination of your employment with the Company (including but not limited to all statutory claims). BY AGREEING TO THIS ARBITRATION PROCEDURE, BOTH YOU AND THE COMPANY WAIVE THE RIGHT TO RESOLVE ANY SUCH DISPUTES THROUGH A TRIAL BY JURY OR JUDGE OR THROUGH AN ADMINISTRATIVE PROCEEDING. The Arbitrator will have the sole and exclusive authority to determine whether a dispute, claim or cause of action is subject to arbitration under this section and to determine any procedural questions which grow out of such disputes, claims or causes of action and bear on their final disposition. All claims, disputes, or causes of action under this section, whether by you or the Company, must be brought solely in an individual capacity, and will not be brought as a plaintiff (or claimant) or class member in any purported class or representative proceeding, nor joined or consolidated with the claims of any other person or entity. The Arbitrator may not consolidate the claims of more than one person or entity, and may not preside over any form of representative or class proceeding. To the extent that the preceding sentences in this paragraph are found to violate applicable law or are otherwise found unenforceable, any claim(s) alleged or brought on behalf of a class will proceed in a court of law rather than by arbitration. Any arbitration proceeding under this Arbitration section will be presided over by a single arbitrator and conducted by JAMS, Inc. (“JAMS”) under the then applicable JAMS rules for the resolution of employment disputes (available upon request and also currently available at http://www.jamsadr.com/rules-employment-arbitration/). You and the Company both have the right to be represented by legal counsel at any arbitration proceeding, at each party’s own expense. The Arbitrator will: (a) have the authority to compel adequate discovery for the resolution of the dispute; (b) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award; and (c) be authorized to award any or all remedies that you or the Company would be entitled to seek in a court of law. The Company will pay all JAMS arbitration fees in excess of the amount of court fees that would be required of you if the dispute were decided in a court of law. This section will not apply to any action or claim that cannot be subject to mandatory arbitration as a matter of law to the extent such claims are not permitted by applicable law to be submitted to mandatory arbitration and such applicable law is not preempted by the Federal Arbitration Act or otherwise invalid (collectively, the “Excluded Claims”). Nothing in this section is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Any final award in any arbitration proceeding hereunder may be entered as a judgment in the federal and state courts of any competent jurisdiction and enforced accordingly. 6. Miscellaneous. This Agreement (including the agreements referenced herein) is the complete and exclusive statement of your agreement with the Company on the subject matters herein, and supersedes and replaces any and all prior agreements or representations with regard to the subject matter hereof, whether written or oral. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified, amended or extended except in a writing signed by you and a duly authorized representative of the Company. This Agreement is intended to bind and inure to the benefit of and be enforceable by you and the Company, and our respective successors, assigns, heirs, executors and administrators, except that you may not assign any of your duties or rights hereunder without the express written consent of the Company. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provisions had never been contained herein. This Agreement and the terms of your employment with the Company will be governed in all aspects by the laws of the State of Arizona, without reference to its conflicts of laws principles. This offer will expire, and this Agreement will be of no force or effect, unless you indicate your acceptance by signing below and delivering a signed copy to the Company on or before December 31, 2024.

If you have any questions about this Agreement, please do not hesitate to reach out. Best regards, Joshua Guenser Chief Financial Officer ACCEPTED AND AGREED: Nick Daddario Date: _________________________December 26, 2024 /s/ Joshua Guenser /s/ Nicholas Daddario